                                                                     EXHIBIT 1.1

                                COMDISCO, INC.
                          Medium-Term Notes, Series H


                            DISTRIBUTION AGREEMENT


                                                                January 19, 1999

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
World Financial Center
North Tower
250 Vesey Street
New York, New York 10281-1310

NATIONSBANC MONTGOMERY SECURITIES LLC
2800 Sears Tower
Chicago, Illinois  60606

SALOMON SMITH BARNEY INC.
8700 Sears Tower
Chicago, Illinois  60606

WARBURG DILLON READ LLC
677 Washington Boulevard
Stamford, Connecticut  06901

Ladies and Gentlemen:

     Comdisco, Inc., a Delaware corporation (the "Company") confirms its agreement with each of you (each an "Agent"; collectively, the "Agents") with respect to the issue and sale by the Company of its Medium-Term Notes, Series H (the "Notes"). The Notes are to be issued pursuant to an indenture (the "Indenture") dated as of December 15, 1998, between the Company and The Fuji Bank and Trust Company, as trustee (the "Trustee"). As of the date hereof, the Company has authorized the issuance of up to $600,000,000 aggregate principal amount of Notes, which may be distributed through the Agents pursuant to the terms of this Agreement. It is understood, however, that the Company may from time to time authorize the issuance of additional notes and that such notes may be distributed through the Agents pursuant to the terms of this Agreement, or through one or more other agents pursuant to the terms of a separate agreement, all as though the issuance of such notes was authorized as of the date hereof.

     The Notes will be represented by either a global security registered in the name of a nominee of The Depository Trust Company (the "Depositary"), as Depositary (a "Book-Entry Note"), or a certificate issued in definitive form (a "Certificated Note"), as selected by the purchaser and agreed to by the Company and specified in the applicable pricing supplement. Beneficial interests in Book-Entry Notes will be shown on, and transfers thereof will be effected only through, records maintained by the Depositary and its participants. Book-Entry Notes will not be issuable in definitive form, except under the circumstances described in the applicable prospectus supplement. The Notes shall be issued in the currency or currency unit (the "Specified Currency") and shall have the maturity ranges, annual interest rate (whether fixed or floating), redemption provisions, repayment provisions and other terms set forth in the Prospectus referred to below as it may be supplemented from time to time, including any pricing supplement (the "Pricing Supplement").

     Subject to the terms and conditions stated herein and subject to the reservation by the Company of the right to sell Notes directly to investors on its own behalf or through other agents, dealers or underwriters substantially on the same terms and conditions provided herein (including, but not limited to the commission schedule set forth as Exhibit B hereto), the Company hereby (i) agrees that whenever the Company determines to sell Notes directly to any of the Agents as principal for resale to others, it will enter into a Terms Agreement (as hereinafter defined) relating to such sale in accordance with the provisions of Section 2(a) hereof, and (ii) appoints the Agents as its agents to solicit orders for, and to sell, all or part of the Notes during a period beginning on the date hereof and ending when the Notes have been sold, or such other time as the Company may specify to you in writing. Each Agent will use all reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Notes from the Company has been solicited by such Agent as agent and accepted by the Company, but such Agent shall not have any liability to the Company in the event any such purchase is not consummated for any reason.

     The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (File No. 333-65535) relating to the Notes and the offering thereof from time to time in accordance with Rule 415 under the Securities Act of 1933 (the "1933 Act"). Such registration statement has been declared effective by the Commission, and the Indenture has been qualified under the Trust Indenture Act of 1939 (the "1939 Act"). Such registration statement (and any further registration statements which may be filed by the Company for the purpose of registering additional notes and in connection with which this Agreement is included or incorporated by reference as an exhibit) and the prospectus filed pursuant to Rule 424 under the 1933 Act, including all documents incorporated therein by reference, as from time to time amended or supplemented by the filing of documents pursuant to the Securities Exchange Act of 1934 (the "1934 Act"), the 1933 Act or otherwise, are referred to herein as the "Registration Statement" and the "Prospectus", respectively, except that if any revised prospectus shall be provided to the Agents by the Company for use in connection with the offering of the Notes which differs from the Prospectus on file at the Commission at the time the Registration Statement became effective (whether or not such revised prospectus is required to be filed by the Company pursuant to Rule 424(b) of the rules and regulations under the 1933 Act (the "1933 Act Regulations")), the term "Prospectus" shall refer to such revised prospectus from and after the time it is first provided to the Agents for such use. For purposes of this Agreement, all references to the Registration Statement, Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include any copy filed with the Commission pursuant to the Electronic Data Gathering, Analysis and Retrieval System ("EDGAR").

SECTION 1.  REPRESENTATIONS AND WARRANTIES.
            ------------------------------

     (a) The Company represents and warrants to each of the Agents as of the date hereof (the "Closing Date"), as of the date of each acceptance by the Company of an offer for the purchase of Notes whether through an Agent as agent or to an Agent as principal, as of the date of each sale of Notes whether through an Agent as agent or to an Agent as principal (each such sale to an Agent as principal being referred to herein as a "Settlement Date"), and as of the times referred to in Sections 6(a) and 6(b) hereof (each of the times referenced above being referred to herein as a "Representation Date"), as follows:

          (i)   Due Incorporation and Qualification.  The Company has been duly
                -----------------------------------
     incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with corporate power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which its ownership or lease of substantial properties or the conduct of its business requires such qualification and in which the failure to so qualify and be in good standing would materially adversely affect the business or financial condition of the Company and its subsidiaries considered as one enterprise.

          (ii)  Subsidiaries.  No subsidiary of the Company is a "significant
                ------------
     subsidiary" as defined in Rule 405 of Regulation C of the 1933 Act Regulations.

          (iii) Registration Statement and Prospectus.  At the time the
                -------------------------------------
     Registration Statement became effective, it complied, and as of the applicable Representation Date will comply, in all material respects with the requirements of the 1933 Act, the 1933 Act Regulations and the 1939 Act. The Registration Statement, at the time it became effective did not, and as of the applicable Representation Date will not, contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, at the time the Registration Statement became effective (unless the term "Prospectus" refers to a prospectus which has been provided to the Agents by the Company for use in connection with the offering of the Notes which differs from the Prospectus on file at the Commission at the time the Registration Statement became effective, in which case at the time it is first provided to the Agents for such use), did not, and as of the applicable Representation Date will not, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by the Agents expressly for use in the Registration Statement or Prospectus or that part of the Registration Statement which shall constitute the Statement of Eligibility under the 1939 Act and the rules and regulations of the Commission promulgated thereunder.

          (iv)   Incorporated Documents. The documents incorporated by reference
                 ----------------------
     in the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations thereunder (the "1934 Act Regulations"), and, when read together and with the other information in the Prospectus, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were or are made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements and/or omissions from the Prospectus made in reliance upon and in conformity with the information furnished to the Company in writing by you expressly for use in the Prospectus, as amended or supplemented.

          (v)    Accountants.  To the best of the Company's knowledge, the
                 -----------
     accountants who certified the financial statements included or incorporated by reference in the Prospectus are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

          (vi)   Financial Statements.  The consolidated financial statements of
                 --------------------
     the Company and its subsidiaries included or incorporated by reference in the Prospectus present fairly the financial position of the Company and its subsidiaries as at the dates indicated and the results of their operations for the periods specified; except as stated therein, said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the period or periods involved.

          (vii)  Material Changes or Material Transactions.  Since the
                 -----------------------------------------
     respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein or contemplated thereby, (a) there has been no material adverse change in, or any material development known to management which is likely to result in a material adverse change in, the condition, financial or otherwise, of the Company and its subsidiaries considered as one enterprise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and (b) there have been no transactions considered material to the Company and its subsidiaries considered as one enterprise entered into by the Company or any of its subsidiaries other than those in the ordinary course of business.

          (viii) No Defaults, Breaches, Liens; Regulatory Approvals.  The
                 --------------------------------------------------
     Company is not in violation of its charter or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it or any of its properties may be bound; and the execution and delivery of this Agreement, the Indenture and each applicable Terms Agreement, if any, and the consummation of the transactions contemplated herein and therein have been duly authorized by all necessary corporate action and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company is a party or by which it may be bound or to which any of the property or assets of the Company is subject, nor will such action result in any violation of the provisions of the charter or by-laws of the Company or, to the best of its knowledge, any law, administrative regulation or administrative or court order or decree; and no consent, approval, authorization, order or decree of any court or governmental agency or body is required for the consummation by the Company of the transactions contemplated by this Agreement, except such as may be required under the 1933 Act, the 1939 Act, the 1933 Act Regulations or state securities or Blue Sky laws.

          (ix)   Legal Proceedings; Contracts. Except as may be set forth in the
                 ----------------------------
     Prospectus, there is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, with respect to which the Company has been served, or, to the knowledge of the Company, threatened against or affecting, the Company or any of its subsidiaries, which might, in the opinion of the Company, result in any material adverse change in the condition, financial or otherwise, of the Company and its subsidiaries considered as one enterprise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, or might materially and adversely affect the properties or assets thereof or might materially and adversely affect the consummation of this Agreement or any Terms Agreement; and there are no material contracts or documents of the Company or any of its subsidiaries which are required to be filed as exhibits to the Registration Statement by the 1933 Act or by the 1933 Act Regulations which have not been so filed.

          (x)    Material Licenses and Other Authorizations. The Company owns or
                 ------------------------------------------
     possesses or has obtained all governmental licenses, permits, consents, orders, approvals and other authorizations necessary to lease or own, as the case may be, and to operate its properties and to carry on its business as presently conducted, except where the failure to possess any such license, permits, consents, orders, approvals or authorizations would not have a material adverse effect on the financial condition, or the earnings or business of the Company.

          (xi)   Trademarks, Service Marks and Trade Names.  The Company owns or
                 -----------------------------------------
     possesses, or can acquire on reasonable terms, adequate trademarks, service marks and trade names necessary to conduct the business now operated by it, and the Company has not received any notice of infringement of or conflict with asserted rights of others with respect to any trademarks, service marks or trade names which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially adversely affect the conduct of the business, operations, financial condition or income of the Company and its subsidiaries considered as one enterprise.

          (xii)  Authorization and Validity of the Notes.  The Notes have been
                 ---------------------------------------
     duly authorized for issuance and sale pursuant to this Agreement and, when issued, authenticated and delivered pursuant to the provisions of this Agreement and of the Indenture against payment of the consideration therefor specified herein or in any Terms Agreement, the Notes will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, or other laws relating to or affecting creditors' rights generally or by general equity principles, and will be entitled to the benefits provided by the Indenture, which will be substantially in the form heretofore delivered to the Agents; and the Notes and the Indenture conform in all material respects to all statements relating thereto contained in the Prospectus.

          (xiii) Indenture. The Indenture has been duly authorized, executed
                 ---------
     and delivered by the Company and (assuming the Indenture has been duly authorized, executed and delivered by the Trustee) constitutes a valid and binding agreement of the Company, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, or other laws relating to or affecting creditors' rights generally, or by general equity principles.

     (b)  Additional Certifications.  Any certificate signed by any officer of
          -------------------------
the Company and delivered to the Agents or to counsel for the Agents in connection with an offering of Notes shall be deemed a representation and warranty by the Company to the Agents as to the matters covered thereby.

SECTION 2.  PURCHASES AS PRINCIPAL; SOLICITATIONS AS AGENT.
            ----------------------------------------------

     (a)  Purchases as Principal. Unless otherwise agreed by the Company and the
          ----------------------
applicable Agent, Notes shall be purchased by such Agent as principal. Such purchase shall be made in accordance with the terms of this Agreement and a separate agreement which will provide for the sale of such Notes to, and the purchase and reoffering thereof by such

Agent. Each such separate agreement (which may be an oral agreement and confirmed in writing as described below between the Agent and the Company) is herein referred to as a "Terms Agreement". Each such Terms Agreement, whether oral (and confirmed in writing, which may be by facsimile transmission) or in writing, shall be with respect to such information (as applicable) as is specified in Exhibit A hereto. Unless otherwise agreed to between the Company and the Agent in a Terms Agreement, any Note sold to an Agent (i) shall be purchased by such Agent at a price equal to 100% of the principal amount thereof less a percentage equal to the commission applicable to an agency sale of a Note of identical maturity and (ii) may be resold by such Agent at varying prices from time to time. In connection with any resale of Notes purchased, an Agent may use a selling or dealer group and may reallow any portion of the discount or commission payable pursuant hereto to dealers or other purchasers.

     (b)  Solicitations as Agent. On the basis of the representations and
          ----------------------
warranties herein contained, but subject to the terms and conditions herein set forth, when agreed to by the Company and the applicable Agent, such Agent as an agent of the Company, will use its reasonable efforts to solicit offers to purchase the Notes upon the terms and conditions set forth in the Prospectus.

     The Company reserves the right, in its sole discretion, to instruct the Agents to suspend solicitation of purchases of the Notes commencing at any time for any period of time or permanently. As soon as practicable, but in any event not later than one business day after receipt of instructions from the Company, the Agents will suspend solicitation of offers to purchase Notes from the Company until such time as the Company has advised the Agents that such solicitation may be resumed.

     The Company agrees to pay each Agent, as consideration for soliciting the sale of any Notes, a commission in the form of a discount equal to the applicable percentage of the principal amount of each Note sold by the Company as a result of a solicitation made by each respective Agent as set forth in Exhibit B hereto. Except as provided in Section 2(a), without the prior
---------
approval of the Company, the Agent may not re-allow any portion of the commission payable pursuant hereto to dealers or purchasers in connection with the offer and sale of any Notes.

     As agent, each Agent is authorized to solicit orders for the Notes at a purchase price which shall be agreed upon by the Company and the Agents and set forth in a supplement to the Prospectus and (except as may be otherwise provided in an applicable supplement to the Prospectus) only in denominations of $1,000 or any integral multiple thereof. Each Agent shall communicate to the Company, orally or in writing, each reasonable offer to purchase Notes received by it. The Company shall have the sole right to accept offers to purchase the Notes and may reject any such offer in whole or in part. Each Agent shall have the right to reject, in its discretion reasonably exercised, any offer to purchase the Notes in whole or in part, and any such rejection shall not be deemed a breach of the Agent's agreements contained herein.

     (c)  Administrative Procedures.  Administrative procedures respecting the
          -------------------------
sale of Notes shall be agreed upon from time to time in writing by the Agents and the Company (the "Procedures"). The Agents and the Company agree to perform the respective duties and obligations specifically provided to be performed by the Agents herein and in the Procedures.

     (d)  Delivery of Documents.  The documents required to be delivered by
          ---------------------
Section 5 hereof shall be delivered at the office of Brown & Wood LLP, One World Trade Center, New York, New York 10048 on the date hereof or such other time as the Agents and the Company may agree in writing.

     Any Notes which are purchased by an Agent as principal shall be purchased, and any Notes the placement of which an Agent arranges, shall be placed by such Agent, in reliance on the representations and warranties of the Company herein contained and on to the terms and conditions and in the manner provided herein.

SECTION 3.  COVENANTS OF THE COMPANY.
            ------------------------

     The Company covenants with each of the Agents as follows:

     (a) Notice of Certain Events.  The Company will notify each of the Agents
         ------------------------
immediately (i) of the effectiveness of any amendment to the Registration Statement (including any post-effective amendment), (ii) of the mailing or the delivery to the Commission for filing of any supplement to the Prospectus or any document to be filed pursuant to the 1934 Act which will be incorporated by reference in the Prospectus, (iii) of the receipt of any comments from the Commission with respect to the Registration Statement or the Prospectus, (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose and (vi) if the rating assigned by any nationally recognized securities rating agency to any debt securities or other obligations of the Company has been lowered since the date of the applicable Terms Agreement or if any such rating agency shall have publicly announced that it has placed any debt securities or other obligations of the Company on what is commonly termed a "watch list" for possible downgrading. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment; provided, however, that the Company shall have no such obligation during any period from the time (i) the Agents shall have suspended solicitation of offers to purchase Notes in their capacity as agents pursuant to a request from the Company and
(ii) the Agents shall not then hold any Notes as principal purchased pursuant to a Terms Agreement (or, if the Agents hold Notes as principal purchased pursuant to a Terms Agreement, the Agents have held such Notes for more than 90 days), to the time the Company shall determine that solicitation of purchases of the Notes should be resumed or shall subsequently enter into a new Terms Agreement with the Agents.

     (b) Notice of Certain Proposed Filings.  The Company will give the Agents
         ----------------------------------
notice of its intention to file any additional registration statement with respect to the registration of additional notes, any amendment to the Registration Statement (including any post-effective amendment) or any amendment or supplement to the Prospectus (including any revised prospectus which the Company proposes for use by the Agents in connection with the offering of the Notes which differs from the prospectus on file at the Commission at the time the Registration Statement became effective, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) of the 1933 Act Regulations), whether by the filing of documents pursuant to the 1934 Act, the 1933 Act or otherwise, and will furnish the Agents with copies of any such amendment or supplement or other documents proposed to be filed or used a reasonable time in advance of such filing or use, and will not file any such amendment or supplement or other documents in a form to which you or your counsel shall reasonably object.

     (c) Copies of Registration Statement, Prospectus.  The Company will deliver
         --------------------------------------------
to the Agents as many signed and conformed copies of the Registration Statement (as originally filed) and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated by reference in the Prospectus) as the Agents may reasonably request. The Company will furnish to the Agents as many copies of the Prospectus (as amended or supplemented) as the Agents shall reasonably request so long as the Agents are required to deliver a Prospectus in connection with sales or solicitations of offers to purchase the Notes. Copies of the Registration Statement, each amendment hereto, the Prospectus and any amendments or supplements thereto furnished to the Agents will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T of the 1933 Act Regulations.

     (d) Revisions of Prospectus -- Material Changes.  If at any time when the
         -------------------------------------------
Prospectus is required by the 1933 Act to be delivered in connection with sales of the Notes or an Agent holds any Notes as principal purchased pursuant to a Terms Agreement any event shall occur or condition exist as a result of which it is necessary, in the reasonable opinion of the Agents' counsel or counsel for the Company, to further amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of either such counsel, at any such time to amend or supplement the Registration Statement or the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, immediate notice shall be given, and confirmed in writing, to the Agents to cease the solicitation of offers to purchase the Notes in the Agents' capacity as agents and to cease sales of any Notes an Agent may then own as principal, and the Company will promptly prepare and file with the Commission such amendment or supplement, whether by filing documents pursuant to the 1934 Act, the 1933 Act or otherwise, as may be necessary to correct such untrue statement or omission or to make the Registration Statement comply with such requirements.

     (e) Prospectus Revisions -- Periodic Financial Information.  On or prior to
         ------------------------------------------------------
the date on which there shall be released to the general public interim financial statement information related to the Company with respect to each of the first three quarters of any fiscal year or preliminary financial statement information with respect to any fiscal year, the Company shall furnish such information to the Agents, confirmed in writing, and shall cause the Prospectus to be amended or supplemented to include or incorporate by reference capsule financial information with respect thereto and corresponding information for the comparable period of the preceding fiscal year, as well as such other information and explanations as shall be necessary for an understanding thereof or as shall be required by the 1933 Act or the 1933 Act Regulations; provided, however, that if on the date of such release the Agents shall have suspended solicitation of offers to purchase Notes in each Agent's capacity as agent pursuant to a request from the Company, and shall not then hold any Notes as principal purchased pursuant to a Terms Agreement, the Company shall not be obligated so to amend or supplement the Prospectus until such time as the Company shall determine that solicitation of offers to purchase Notes should be resumed or shall subsequently enter into a Terms Agreement with an Agent.

     (f) Prospectus Revisions -- Audited Financial Information.  On or prior to
         -----------------------------------------------------
the date on which there shall be released to the general public financial information included in or derived from the audited financial statements of the Company for the preceding fiscal year, the Company shall cause the Registration Statement and the Prospectus to be amended, whether by the filing of documents pursuant to the 1934 Act, the 1933 Act or otherwise, to include or incorporate by reference such audited financial statements and the report or reports, and consent or consents to such inclusion or incorporation by reference, of the independent accountants with respect thereto, as well as such other information and explanations as shall be necessary for an understanding of such financial statements or as shall be required by the 1933 Act or the 1933 Act Regulations; provided, however, that if on the date of such release the Agents shall have suspended solicitation of offers to purchase Notes in each Agent's capacity as agent pursuant to a request from the Company, and shall not then hold any Notes as principal purchased pursuant to a Terms Agreement, the Company shall not be obligated so to amend or supplement the Prospectus until such time as the Company shall determine that solicitation of offers to purchase Notes should be resumed or shall subsequently enter into a Terms Agreement with an Agent.

     (g) Section 11(a) Earnings Statements.  The Company will make generally
         ---------------------------------
available to its security holders as soon as practicable, but not later than 90 days after the close of the period covered thereby, earnings statements (in form complying with the provisions of Rule 158 under the 1933 Act) covering twelve-month periods beginning, in each case, not later than the first day of the Company's fiscal quarter next following the "effective date" (as defined in such Rule 158) of the Registration Statement with respect to each sale of Notes.

     (h) Copies of Financial Reports.  The Company will furnish to the Agents,
         ---------------------------
at the earliest time the Company makes the same available to others, copies of its annual reports and other financial reports furnished or made available to the public generally.

     (i) Blue Sky Qualifications.  The Company will endeavor, in cooperation
         -----------------------
with the Agents, to qualify the Notes for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Agents may reasonably designate, and will maintain such qualifications in effect for as long as may be required for the distribution of the Notes; the Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Notes have been qualified as above provided; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject or expend amounts in excess of $1,000 for filing fees in any one jurisdiction.

     (j) 1934 Act Filings.  The Company, during the period when the Prospectus
         ----------------
is required to be delivered under the 1933 Act, will file promptly all documents required to be filed with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act.

     (k) Stand-Off Agreement.  Between the date of any Terms Agreement and the
         -------------------
Settlement Date with respect to such Terms Agreement, the Company will not, without the prior consent of each Agent that is a party to said

Terms Agreement, offer or sell or enter into any agreement to sell, any debt securities of the Company (other than the Notes which are to be sold pursuant to such Terms Agreement and commercial paper, tax-exempt securities or other securities (which contain terms which are not substantially similar to the Notes which are to be sold pursuant to such Terms Agreement) offered and sold by the Company in the ordinary course of its business, including, but not limited to, securities issued by the Company in connection with the non-recourse financing of lease receivables), except as may otherwise be provided in any such Terms Agreement.

SECTION 4. PAYMENT OF EXPENSES.
           -------------------

     The Company will pay all expenses incident to the performance of its obligations under this Agreement, including:

       (i) The preparation and filing of the Registration Statement and all amendments thereto and the Prospectus and any amendments or supplements thereto;

       (ii)  The preparation, issuance and delivery of the Notes;

       (iii) The fees and disbursements of the Company's accountants and of the Trustee and its counsel;

       (iv)  The reasonable fee and disbursements of the Agents' counsel;

       (v) The qualification of the Notes under securities laws in accordance with the provisions of Section 3(i), including filing fees and the reasonable fees and disbursements of the Agents' counsel in connection therewith and in connection with the preparation of any Blue Sky Survey and any Legal Investment Survey;

       (vi) The printing and delivery to the Agents in quantities as hereinabove stated of copies of the Registration Statement and any amendments thereto, and of the Prospectus and any amendments or supplements thereto, and the delivery by the Agents of the Prospectus and any amendments or supplements thereto in connection with solicitations or confirmations of sales of the Notes;

       (vii) The printing and delivery to the Agents of copies of the Indenture and any Blue Sky Survey and any Legal Investment Survey;

      (viii) Any fees charged by rating agencies for the rating of the Notes;

       (ix) The fees and expenses, if any, incurred with respect to any filing with the National Association of Securities Dealers, Inc.; and

       (x) Any advertising and other out-of-pocket expenses incurred with the approval of the Company.

SECTION 5. CONDITIONS OF OBLIGATIONS.
           -------------------------

     Each Agent's obligations to purchase the Notes as principal and to solicit offers to purchase the Notes as agent of the Company and the obligation of any purchaser of Notes sold through an Agent as agent, will be subject at all times to the accuracy of the representations and warranties on the part of the Company herein and to the accuracy of the statements of the Company's officers made in any certificate furnished pursuant to the provisions hereof, to the performance and observance by the Company of all covenants and agreements herein contained on its part to be performed and observed and to the following additional conditions precedent:

     (a)  Legal Opinions.  At the Closing Date and at each Settlement Date with
          --------------
respect to any applicable Terms Agreement, if called for by such Terms Agreement, each Agent shall have received the following documents:

          (1)     Opinion of Company Counsel. The opinion of Philip A. Hewes,
                  --------------------------
     Esq., Senior Vice President/Legal of the Company, or Jeremiah M. Fitzgerald, Esq., Vice President and General Counsel of the Company dated as of such Closing Date or Settlement Date, in form and substance satisfactory to the Agents and the Agents' counsel, to the effect that:

            (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

            (ii) The Company has corporate power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus.

            (iii) To the best of such counsel's knowledge, the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which its ownership or lease of substantial properties or the conduct of its business requires such qualification and in which failure of the Company to be so qualified and in good standing would have a material adverse effect upon the Company and its subsidiaries considered as a single enterprise.

            (iv) This Agreement (and, if the opinion is being given pursuant to Section 6(c) hereof as a result of the Company having entered into a Terms Agreement requiring such opinion, the applicable Terms Agreement) has been duly authorized, executed and delivered by the Company.

            (v) The Indenture has been duly authorized, executed and delivered by the Company and (assuming the Indenture has been duly authorized, executed and delivered by the Trustee) constitutes a valid and binding agreement of the Company, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, or other laws relating to or affecting creditors' rights generally, or by general equity principles.

            (vi) The Notes are in the form contemplated by the Indenture, have been duly authorized by all necessary corporate action and, when executed and authenticated as specified in the Indenture and delivered against payment of the consideration therefor in accordance with this Agreement, as supplemented by the applicable Terms Agreement, if any, will be valid and binding obligations of the Company, enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, or other laws relating to or affecting creditors' rights generally, or by general equity principles, and each holder of Notes will be entitled to the benefits of the Indenture.

            (vii) The statements in the Prospectus under the caption "Description of Debt Securities" and in the Prospectus Supplement under the caption "Description of Notes", insofar as they purport to summarize certain provisions of documents specifically referred to therein, are accurate summaries of such provisions.

            (viii) The Indenture is qualified under the 1939 Act.

            (ix) The Registration Statement is effective under the 1933 Act and, to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission.

            (x) At the time the Registration Statement became effective, the Registration Statement (other than the financial statements included or incorporated by reference therein, as to which no opinion need be rendered) appeared on its face to comply as to form in all material respects with the requirements of the 1933 Act, the 1939 Act and the regulations under each of those Acts.

            (xi) To the best of such counsel's knowledge, there are no legal or governmental proceedings pending or threatened which are required to be disclosed in the Registration Statement, other than those disclosed therein, and all pending legal or governmental proceedings to which the Company or any subsidiary is a party or of which any of their property is the subject which are not described in the Prospectus, including ordinary routine litigation incidental to the business, are, considered in the aggregate, not material.

            (xii) To the best of such counsel's knowledge and information, there are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto, the descriptions thereof or references thereto are correct, and, except for certain minor matters which, either individually or in the aggregate, will not or do not have a material adverse effect on the Company or its business, no default exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, loan agreement, note, lease or other instrument so described, referred to, filed or incorporated by reference.

            (xiii) No consent, approval, authorization, or order of any court or governmental authority or agency is required in connection with the sale of the Notes, except such as may be required under the 1933 Act, the 1939 Act, the 1933 Act Regulations, or state securities laws; and, to the best of such counsel's knowledge, the execution and delivery of this Agreement (and, if the opinion is being given pursuant to Section 6(c) hereof on account of the Company having entered into a Terms Agreement, the applicable Terms Agreement) and the Indenture and the consummation of the transactions contemplated herein and therein will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument known to such counsel and to which the Company is a party or by which it may be bound or to which any of the property or assets of the Company is subject, or any law, administrative regulation or administrative or court decree, known to such counsel to be applicable to the Company, of any court or governmental agency, authority or body or any arbitrator having jurisdiction over the Company, except that such counsel need express no opinion as to any state securities or Blue Sky laws, or any rules or regulations thereunder; nor will such action result in any violation of the provisions of the charter or bylaws of the Company.

            (xiv) Each document filed pursuant to the 1934 Act and incorporated by reference in the Prospectus (except for the financial statements included therein or omitted therefrom, as to which counsel need not comment), appeared on its face to comply when filed as to form in all material respects with the 1934 Act and the rules and regulations promulgated thereunder.

          In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of the State of New York, to the extent deemed proper and specified in such opinion, upon the opinion of Brown & Wood LLP, counsel for the Agents, delivered pursuant to subsection (a)(2) hereof and (B) as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Company and public officials.

          (2)  Opinion of Counsel to the Agents.  The opinion of Brown & Wood
               --------------------------------
     LLP, counsel to the Agents, dated as of such Closing Date or Settlement Date, covering the matters referred to in subparagraph (1) under the subheadings (i) and (iv) to (x), inclusive.

          (3) In giving their opinions required by subsection (a)(1) and (a)(2) of this Section, Mr. Hewes or Mr. Fitzgerald and Brown & Wood LLP shall each additionally state that nothing has come to their attention that would lead them to believe that the Registration Statement (except for the financial statements and other financial or statistical data included therein or omitted therefrom, as to which counsel need not comment), at the time it became effective, or if an amendment to the Registration Statement or an Annual Report on Form 10-K has been filed by the Company with the Commission subsequent to the effectiveness of the Registration Statement, then at the time of the most recent such amendment or filing, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as amended or supplemented at the Closing Date, the Settlement

     Date or the date of such opinion, as the case may be, contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     (b)  Officer's Certificate. At the Closing Date and at each Settlement Date
          ---------------------
with respect to any Terms Agreement, there shall not have been, since the respective dates as of which information is given in the Registration Statement and the Prospectus or since the date of such Terms Agreement, any material adverse change in, or any material development known to management which is likely to result in a material adverse change in, the condition, financial or otherwise, of the Company and its subsidiaries considered as one enterprise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business; and the Agents shall have received a certificate of the Chief Executive Officer or the President and the Chief Financial Officer of the Company at the Closing Date and, if called for by the applicable Terms Agreement, at each Settlement Date, dated as of the Closing Date or such Settlement Date, to the effect that (i) there has been no such material adverse change or material development known to management which is likely to result in a material adverse change, (ii) the other representations and warranties of the Company contained in Section 1 are true and correct with the same force and effect as though expressly made at and as of the date of such certificate, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the date of such certificate, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or threatened by the Commission.

     (c)     Comfort Letter.The Agents shall have received on the date hereof, a
             --------------
letter from KPMG Peat Marwick LLP, dated as of the date hereof, in form and substance satisfactory to the Agents, to the effect that:

       (i) They are independent public accountants with respect to the Company and its subsidiaries within the meaning of the 1933 Act and the 1933 Act Regulations.

       (ii) In their opinion, the consolidated financial statements and supporting schedule(s) audited by them and incorporated by reference in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations with respect to registration statements on Form S-3 and the 1934 Act and the 1934 Act Regulations.

       (iii) Based upon limited procedures set forth in detail in such letter (which shall include, without limitation, the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in SAS No. 71, Interim Financial Information, with respect to the unaudited consolidated financial statements of the Company and its subsidiaries included in the Registration Statement), nothing has come to their attention which causes them to believe that:

               (A) any material modifications should be made to the unaudited consolidated financial statements included in the Registration Statement for them to be in conformity with generally accepted accounting principles; or

               (B) the unaudited consolidated financial statements included in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations; or

               (C) at a specified date not more than five days prior to the date of such letter, there was any change in the capital stock or any increase in the long-term debt of the Company and its subsidiaries consolidated or any decrease in consolidated net assets, in each case as compared with amounts shown in the most recent consolidated balance sheet incorporated by reference in the Registration Statement, except in each case for changes, increases or decreases which the Registration Statement and the Prospectus disclose have occurred or may occur; or

               (D) for the period from the date of the most recent financial statements incorporated by reference in the Registration Statement to a specified date not more than five days prior to the date of such letter, there were any decreases, as compared with the corresponding period in the preceding year, in consolidated revenues or net earnings, except in each case for increases or decreases which the Registration Statement and the Prospectus disclose have occurred or may occur.

     (iv) In addition to the examination referred to in their report incorporated by reference in the Registration Statement and the Prospectus, they have carried out certain other specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information which are included in the Registration Statement and the Prospectus and which are specified by the Agents, and have found such amounts, percentages and financial information to be in agreement with the relevant accounting, financial and other records of the Company and its subsidiaries identified in such letter.

     (d)  Other Documents.  At the date hereof, at the Closing Date and at each
          ---------------
Settlement Date with respect to any applicable Terms Agreement, counsel to the Agents shall have been furnished with such documents and opinions as such counsel may reasonably require for the purpose of enabling such counsel to pass upon the issuance and sale of Notes as herein contemplated and related proceedings, or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of Notes as herein contemplated shall be satisfactory in form and substance to the Agents and to the Agents' counsel.

     (e)  Further Conditions.  The obligations of each of the Agents to purchase
          ------------------
Notes pursuant to any Terms Agreement will be subject to the following further conditions: (i) the rating assigned by any nationally recognized securities rating agency to any debt securities or other obligations of the Company as of the date of the applicable Terms Agreement shall not have been lowered since that date nor shall any such rating agency have publicly announced that it has placed any obligations of the Company on what is commonly termed a "watch list" for possible downgrading, and (ii) there shall not have come to such Agent's attention any facts that would cause such Agent to believe that the Prospectus, at the time it was required to be delivered to a purchaser of Notes, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at such time, not misleading.

     If any condition specified in this Section shall not have been fulfilled, this Agreement and any Terms Agreement may be terminated by the Agents by notice to the Company at any time at or prior to the Closing Date or the applicable Settlement Date, and such termination shall be without liability of any party to any other party, except that the covenants set forth in Section 3(g) hereof, the provisions of Section 4 hereof, the indemnity and contribution agreements set forth in Sections 7 and 8 hereof, and the provisions of Sections 9 and 13 hereof shall remain in effect.

SECTION 6. ADDITIONAL COVENANTS OF THE COMPANY.
           -----------------------------------

     The Company covenants and agrees that:

     (a)  Reaffirmation of Representations and Warranties. Each acceptance by it
          -----------------------------------------------
of an offer for the purchase of Notes, and each sale of Notes to the Agents pursuant to a Terms Agreement, shall be deemed to be an affirmation that the representations and warranties of the Company contained in this Agreement and in any certificate theretofore delivered to the Agents pursuant hereto are true and correct at the time of such acceptance or sale, as the case may be, and an undertaking that such representations and warranties will be true and correct at the time of delivery to the purchaser or his agent, or to the Agents, of the Notes or Notes relating to such acceptance or sale, as the case may be, as though made at and as of each such time (and it is understood that such representations and warranties shall relate to the Registration Statement and the Prospectus as amended and supplemented to each such time);

     (b)  Subsequent Delivery of Certificates.  Each time that the Registration
          -----------------------------------
Statement or the Prospectus shall be amended or supplemented (other than by an amendment or supplement providing solely for a change in the interest rates of Notes or a change in the principal amount of Notes remaining to be sold or similar changes) or there is filed with the Commission any document incorporated by reference into the Prospectus or, if so indicated in the applicable Terms

Agreement, the Company sells Notes to the Agents pursuant to a Terms Agreement, the Company shall furnish or cause to be furnished to the Agents forthwith a certificate in form satisfactory to the Agents to the effect that the statements contained in the certificates referred to in Section 5(b) hereof which were last furnished to the Agents are true and correct at the time of such amendment or supplement or filing or sale, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such time) or, in lieu of such certificate, certificates of the same tenor as the certificates referred to in said Section 5(b), modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificates;

     (c)  Subsequent Delivery of Legal Opinions. Each time that the Registration
          -------------------------------------
Statement or the Prospectus shall be amended or supplemented (other than by an amendment or supplement providing solely for a change in the interest rates of the Notes or a change in the principal amount of Notes remaining to be sold or similar changes) or there is filed with the Commission any document incorporated by reference into the Prospectus (other than any Current Report on Form 8-K) or, if so indicated in the applicable Terms Agreement, the Company sells Notes to the Agents pursuant to a Terms Agreement, the Company shall furnish or cause to be furnished forthwith to the Agents and to the Agents' counsel a written opinion of Philip A. Hewes, Esq., Senior Vice President/Legal of the Company or Jeremiah M. Fitzgerald, Esq., Vice President and General Counsel of the Company, or other counsel satisfactory to the Agents, dated the date of delivery of such opinion, in form satisfactory to the Agents, of the same tenor as the opinion referred to in Section 5(a) hereof but modified, as necessary, to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion or, in lieu of such opinion, counsel last furnishing such opinion to the Agents shall furnish the Agents with a letter to the effect that the Agents may rely on such last opinion to the same extent as though it was dated the date of such letter authorizing reliance (except that statements in such last opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such letter authorizing reliance); and

     (d)  Subsequent Delivery of Comfort Letters.  Prior to the initial sale of
          --------------------------------------
any of the Notes within any fiscal quarter, the Company shall cause KPMG Peat Marwick LLP to furnish the Agents a letter, dated the date of such initial sale, or the date of the filing of an amendment, supplement or document including or incorporating by reference additional financial information in the Registration Statement or the Prospectus; such letter shall be in form satisfactory to the Agents, of the same tenor as the portions of the letter referred to in clauses
(i) and (ii) of Section 5(c) hereof but modified to relate to the Registration Statement and Prospectus, as amended and supplemented to the date of such letter, and of the same general tenor as the portions of the letter referred to in clauses (iii) and (iv) of said Section 5(c) with such changes as may be necessary to reflect changes in the financial statements and other information derived from the accounting records of the Company; provided, however, that if the Registration Statement or the Prospectus is amended or supplemented solely to include financial information as of and for a fiscal quarter, KPMG Peat Marwick LLP may limit the scope of such letter to the unaudited financial statements included in such amendment or supplement unless any other information included therein of an accounting, financial, or statistical nature is of such a nature that, in the Agents' reasonable judgment, such letter should cover such other information.

SECTION 7. INDEMNIFICATION.
           ---------------

     (a)   Indemnification of the Agents.  The Company agrees to indemnify and
           -----------------------------
hold harmless each of the Agents and each person, if any, who controls any Agent within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

       (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, as originally filed (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (if used within the period set forth in Section 3(e) hereof and as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon any untrue statement or omission or such alleged untrue statement or omission (A) which has been made therein or omitted therefrom in reliance upon and in conformity with written information furnished to the Company by any Agent expressly for use in the registration statement as originally filed (or any amendment thereto) or the prospectus as originally filed (or any amendment or supplement thereto) or (B) which has been made or omitted from the Statement of Eligibility of the Trustee on Form T-1, other than any such untrue statement or omission or alleged untrue statement or omission made therein or omitted therefrom in reliance upon information furnished in writing to the Trustee by the Company for use therein; the foregoing indemnification with respect to any preliminary prospectus shall not inure to the benefit of any Agent from whom the person asserting any such losses, claims, damages or liabilities purchased Notes, or any person controlling such Agent, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Agent to such person, if such delivery is required by law, at or prior to the written confirmation of the sale of such Notes to such person and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability;

       (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission if such settlement is effected with the written consent of the Company; and

       (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Agents), reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission (except as made in reliance upon and in conformity with information furnished by the Agents as aforesaid), to the extent that any such expense is not paid under (i) or (ii) above.

     Insofar as this indemnity may permit indemnification for liabilities under the 1933 Act of any person who is a partner of an Agent or who controls an Agent within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and who, at the date of this Agreement, is a director, officer or controlling person of the Company, such indemnity agreement is subject to the undertaking of the Company in the Registration Statement.

     (b)  Indemnification of Company.  Each Agent severally agrees to indemnify
          --------------------------
and hold the Company, its directors, each of its officers who signed the Registration Statement as originally filed (or any amendment thereto), and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, harmless from and against any and all loss, liability, claim, damage and expense to the same extent described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in or omitted from the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by the Agents expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto).

     (c)  Tax Indemnity.  The Company agrees to indemnify and hold harmless each
          -------------
Agent against any documentary stamp or similar issue tax and any related interest or penalties on the issue or sale of the Notes to the Agents which are due in the United States of America, the United Kingdom or any other jurisdiction.

     (d) General.  Promptly after receipt by an indemnified party under
         -------
subsection (a) or (b) above of written notice of the commencement of any action such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof, and in the event that such indemnified party shall not so notify the indemnifying party within 30 days following receipt of any such notice by such indemnified party, the indemnifying party shall have no further liability under such subdivision to such indemnified party unless such indemnifying party shall have received other notice addressed and delivered in the manner provided in Section 11 hereof of the commencement of such action; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. Any indemnified party or any such controlling person shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of such counsel has been specifically authorized in writing by the indemnifying party, (ii) the indemnifying party has failed to assume the defense and employ counsel or (iii) the named parties to any such action (including any impleaded parties) include both such indemnified party and the indemnifying party and such indemnified party has been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related action in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to local counsel) for all such indemnified parties, which firm shall be designated in writing by you).

SECTION 8.  CONTRIBUTION.
            ------------

     If the indemnification provided for in Section 7 is unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the contributing Agent on the other from the offering of the Notes to which such loss, claim, damage or liability (or action in respect thereof) relates. If, however, the indemnification provided for in Section 7 is unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, if the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under Section 7(d) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the contributing Agent on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the contributing Agent on the other shall be deemed to be in the same proportion as the total net proceeds from the sale of Notes (before deducting expenses) received by the Company bear to the total commissions or discounts received by the contributing Agent in respect thereof (or, in the case of Notes sold pursuant to a Terms Agreement, the aggregate commissions that would have been received by such Agent if such commissions had been payable). The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading relates to information supplied by the Company on the one hand or by the contributing Agent on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the contributing Agent agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8.
The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Section 8 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this
Section 8, no Agent shall be required to contribute any amount in excess of the amount by which the total price at which the Notes purchased by or through such Agent were sold exceeds the amount of any damages which such Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. For purposes of this Section, each person, if any, who controls an Agent within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Agent, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. Any amounts to be paid a party pursuant to this Section 8 for losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this

Section 8 shall be paid as incurred; provided, however, that amounts so paid shall be returned to the paying party in the event that it is ultimately determined that the party that received payment was not entitled to such payment.

SECTION 9.  INDEMNIFICATIONS, CONTRIBUTIONS, REPRESENTATIONS, WARRANTIES AND
            ----------------------------------------------------------------
            AGREEMENTS TO SURVIVE DELIVERY.
            ------------------------------

     The indemnification and contribution agreements contained in Sections 7 and 8 and the representations, warranties and agreements contained in this Agreement or any Terms Agreement, or contained in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Agents or any controlling person, or by or on behalf of the Company, and shall survive each delivery of and payment of any of the Notes.

SECTION 10. TERMINATION.
            -----------

     (a)  Termination of this Agreement.  This Agreement (excluding any Terms
          -----------------------------
Agreement) may be terminated for any reason, at any time by either the Company as to any Agent or one of the Agents (with respect to such Agent), upon the giving of 3 days written notice of such termination to the other parties hereto.

     (b)  Termination of a Terms Agreement.  Each Agent named in a Terms
          --------------------------------
Agreement may terminate such Terms Agreement, immediately upon notice to the Company, at any time at or prior to the Settlement Date relating thereto (i) if there has been, since the date of such Terms Agreement or since the respective dates as of which information is given in the Registration Statement, any material adverse change in, or any material development known to management which is likely to result in a material adverse change in, the condition, financial or otherwise, of the Company and its subsidiaries considered as one enterprise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any outbreak or material escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in such Agent's reasonable judgment, impracticable to market the Notes or enforce contracts for the sale of the Notes, or (iii) if trading in the Common Stock of the Company has been suspended by the Commission or a national securities exchange, or if trading generally on either the American Stock Exchange or the New York Stock Exchange has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said exchanges or by order of the Commission or any other governmental authority, or if a banking moratorium in the United States generally or in the City or the State of New York has been declared by either Federal or New York authorities or if a banking moratorium has been declared by the relevant authorities in the country or countries of origin of any foreign currency or currencies underlying the Notes, or (iv) if the rating assigned by any nationally recognized securities rating agency to any debt securities or other obligations of the Company has been lowered since the date of the applicable Terms Agreement or if any such rating agency shall have publicly announced that it has placed any debt securities or other obligations of the Company on what is commonly termed a "watch list" for possible downgrading, or (v) if there shall have come to such Agent's attention any facts that would cause the Agent to believe that the Prospectus, at the time it was required to be delivered to a purchaser of Notes, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time of such delivery, not misleading.

     (c)  General.  In the event of any such termination, no party will have any
          -------
liability to any other party hereto, except that (i) each Agent shall be entitled to any commissions earned in accordance with the third paragraph of
Section 2(a) hereof, (ii) if at the time of termination (a) either an Agent shall own any Notes purchased pursuant to a Terms Agreement with the intention of reselling them or (b) an offer to purchase any of the Notes has been accepted by the Company but the time of delivery to the purchaser or his agent of the Note or Notes relating thereto has not occurred, the covenants set forth in Sections 3 and 6 hereof shall remain in effect until such Notes are so resold or delivered, as the case may be, and (iii) the covenant set forth in Section 3(g) hereof, the provisions of Section 4 hereof, the indemnity and contribution agreements set forth in Sections 7 and 8 hereof, and the provisions of Sections 9 and 13 hereof shall remain in effect.

     In the event of termination with respect to any Agent this Agreement shall remain in full force and effect with respect to any Agent as to which such termination has not occurred.

SECTION 11.  NOTICES.
             -------

     All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Agents shall be directed to Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, North Tower, 10th Floor, 250 Vesey Street, New York, New York 10281-1310, attention of MTN Product Management, telecopy: (212)449-2234; NationsBanc Montgomery Securities LLC, 2800 Sears Tower, Chicago, Illinois 60606, attention: Keith Harmon; Salomon Smith Barney Inc., 8700 Sears Tower, Chicago, Illinois 60606, attention of Anne Clarke; and Warburg Dillon Read LLC, 677 Washington Boulevard, Stamford, CT 06901, attention of Bruce Widas; notices to the Company shall be directed to it at Comdisco, Inc., 6111 North River Road, Rosemont, Illinois 60018, attention of Edward A. Pacewicz, Vice President and Treasurer, with a copy to the General Counsel at the same address.

SECTION 12.  PARTIES.
             -------

     This Agreement and any Terms Agreement shall inure to the benefit of and be binding upon each of the Agents and the Company and their respective successors. Nothing expressed or mentioned in this Agreement or any Terms Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and officers and directors referred to in Section 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any Terms Agreement or any provision herein or therein contained. This Agreement and any Terms Agreement and all conditions and provisions hereof and thereof are intended to be for the sole and exclusive benefit of the parties hereto and their respective successors and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation.
No purchaser of Notes shall be deemed to be a successor by reason merely of such purchase.

SECTION 13.  GOVERNING LAW.
             -------------

     This Agreement and any Terms Agreement and the rights and obligations of the parties created hereby shall be governed by the laws of the State of New York applicable to agreements made and to be performed in such state. Any suit, action or proceeding brought by the Company against the Agents in connection with, or arising under, this Agreement shall be brought in the state or federal court of appropriate jurisdiction located in either the Borough of Manhattan, the City of New York, New York or the City of Chicago, Illinois.

SECTION 14.  COUNTERPARTS.
             ------------

     This Agreement may be executed in one or more counterparts, and when a counterpart has been executed by each party hereto all such counterparts taken together shall constitute one and the same Agreement.

         [SIGNATURE PAGE FOR JANUARY 19, 1999 DISTRIBUTION AGREEMENT]

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between the Agents and the Company in accordance with its terms.

                                          Very truly yours,

                                          COMDISCO, INC.


                                          By: /s/ Edward A. Pacewicz
                                              --------------------------
                                              Its:  Authorized Signatory

CONFIRMED AND ACCEPTED, as of the date
first above written:


MERRILL LYNCH, PIERCE, FENNER
& SMITH INCORPORATED                      SALOMON SMITH BARNEY INC.



By: /s/ Parker A. Weil                    By: /s/ Anne Clarke Wolff
    --------------------------                --------------------------
    Its:  Authorized Signatory                Its:  Authorized Signatory


NATIONSBANC MONTGOMERY SECURITIES LLC     WARBURG DILLON READ LLC


By: /s/ Lynne McConnell                   By: /s/ Bruce J. Widas
    --------------------------                --------------------------
    Its:  Authorized Signatory                Its:  Authorized Signatory

                                                                       EXHIBIT A


                                 $___,000,000

                                COMDISCO, INC.

                               Medium-Term Notes

                                TERMS AGREEMENT

                                                                   _______, 19__


[MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
   Incorporated
Merrill Lynch World Headquarters
North Tower
World Financial Center
New York, New York 10281-1310]

[NATIONSBANC MONTGOMERY SECURITIES LLC
2800 Sears Tower
Chicago, Illinois 60606]

[SALOMON SMITH BARNEY INC.
8700 Sears Tower
Chicago, Illinois  60606]

[WARBURG DILLON READ LLC
677 Washington Boulevard
Stamford, CT  06901]

Attention:_____________________

     Re:  Distribution Agreement dated January 19, 1999

     The undersigned agrees to purchase the following principal amount of Medium-Term Notes, Series H:

$______

          Specified Currency:
          Principal:
          Interest:
          Aggregate principal amount U. S. $ other
          Price to Public:
          Provisions relating to redemption, if any:
          Provisions relating to repayment, if any:

          IF FIXED RATE NOTES:
               Interest Rate:
               Maturity:

               Amortization Schedule:

          IF FLOATING RATE NOTES:
               Base Rate:
               Initial Interest Date:
               Interest Determination Date:
               Interest Reset Date:
               Interest Reset Period:
               Record Date:
               Interest Payment Dates:
               Index Maturity:
               Maturity:
               Maximum Interest Rate:
               Minimum Interest Rate:
               Spread:
               Spread Multiplier:
               Indexed Currency or Currencies (if any):
          Settlement Date and Time:
          Place of Delivery:
          Calculation Agent:
          Form of Note (Book Entry or Certificated)
          Method of and Specified Funds for Payment of Purchase Price: By certified or official bank check or checks, payable to the order of the Company, in immediately available funds
          By wire transfer to a bank account specified by the Company in next day immediately available funds
          Provisions relating to underwriter default,
           if any:
          Other termination provisions, if any:

          Exceptions, if any, to Section 3(k) of the Distribution Agreement:

     [The certificate referred to in Section 6(b) of the Distribution Agreement, the opinions referred to in Section 6(c) of the Distribution Agreement and the accountants' letter referred to in Section 6(d) of the Distribution Agreement will be required.]

                    [MERRILL LYNCH & CO.
                    Merrill Lynch, Pierce, Fenner & Smith
                        Incorporated]
                    [NATIONSBANC MONTGOMERY SECURITIES LLC]
                    [SALOMON SMITH BARNEY INC.]
                    [WARBURG DILLON READ LLC]


                    By:___________________________________
                       Title:


Accepted:

COMDISCO, INC.


By:_____________________________
  Title:

                                                                       EXHIBIT B


                  Commission Schedule for Agency Transactions
                  -------------------------------------------


     Term                                          Commission Rate*
     ----                                          ---------------

From 9 months but less than 1 year                      .125%
From 1 year but less than 18 months                     .150%
From 18 months but less than 2 years                    .200%
From 2 years but less than 3 years                      .250%
From 3 years but less than 4 years                      .350%
From 4 years but less than 5 years                      .450%
From 5 years but less than 6 years                      .500%
From 6 years but less than 7 years                      .550%
From 7 years but less than 8 years                      .600%
From 8 years but less than 9 years                      .600%
From 9 years but less than 10 years                     .600%
From 10 years to 15 years                               .625%

     *Commission rates for Notes denominated in a foreign currency vary from the commission rate schedule set forth above, with respect to Notes with the following maturities:

          From 8 years but less than 9 years            .650%
          From 9 years but less than 10 years           .700%
          From 10 years to 15 years                     .750%

     Notes sold to an Agent as principal will be sold at a discount negotiated at the time of sale.